EXHIBIT 99.1

Clayton Williams Energy Announces Third Quarter 2007 Financial Results
                        and Operations Update

    MIDLAND, Texas--(BUSINESS WIRE)--Nov. 7, 2007--Clayton Williams Energy, Inc. (NASDAQ:CWEI) reported net income for the third quarter of 2007 of $986,000, or $.09 per share, as compared to net income of $5.3 million, or $.48 per share, for the third quarter of 2006. Cash flow from operations for the third quarter of 2007 was $72.4 million, as compared to $39.4 million during the same period in 2006.

    For the nine months ended September 30, 2007, the Company reported a net loss of $2.5 million, or $.22 per share, as compared to net income of $26.7 million, or $2.38 per share, for the same period in 2006. Cash flow from operations for the nine-month period in 2007 was $162.3 million, as compared to $116.5 million during the same period in 2006.

    Oil and gas sales increased 38% from $61.5 million for the third quarter of 2006 to $84.6 million for the same quarter in 2007 due primarily to higher production volumes. Gas production increased 54% to 5.8 Bcf, or 62,500 Mcf per day, from 3.7 Bcf, or 40,630 Mcf per day, in the 2006 quarter. Oil production for the third quarter of 2007 increased 9% to 582,000 barrels, or 6,326 barrels per day, compared to 532,000 barrels, or 5,783 barrels per day, in the 2006 quarter. The increase in gas production was attributable primarily to recent drilling activity in North and South Louisiana. For the third quarter of 2007, average realized gas prices increased 8% to $6.77 per Mcf from $6.26 per Mcf in the same quarter of 2006, while oil prices increased 7% to $72.10 per barrel from $67.27 per barrel in the 2006 period. Average realized prices for 2007 and 2006 exclude the effects of any gains or losses realized on commodity hedging transactions since those derivatives were not designated as cash flow hedges and have been reported in the Company's statements of operations as gain/loss on derivatives under applicable accounting standards.

    For the third quarter of 2007, the Company reported a $2.3 million net loss on derivatives, consisting of a $1.6 million realized gain on settled contracts and a $3.9 million non-cash loss to mark the Company's derivative positions to their fair value on September 30, 2007. For the same period in 2006, the Company reported a $26.7 million net gain on derivatives, consisting of a $1.7 million realized loss on settled contracts and a $28.4 million non-cash gain due to changes in mark-to-market valuations.

    Exploration costs related to abandonments and impairments were $18.8 million during the third quarter of 2007 compared to $19.7 million in the third quarter of 2006. The 2007 costs included $3.8 million for the abandonment of the CL&F #1 (Vanessa) in South Louisiana, $2.6 million for the partial abandonment of the Margarita No. 1 in our East Texas Bossier exploration program and leasehold impairments of $11 million in North and South Louisiana.

    The Company reported that it incurred expenditures for exploration and development activities of $184.3 million during the nine months ended September 30, 2007 and has increased its estimates for capital expenditures in fiscal 2007 from $235.1 million to $251.4 million. Most of the $16.3 million increase relates to developmental drilling in the oil-prone regions of the Austin Chalk (Trend) and the Permian Basin. Based on these revised estimates, developmental drilling for fiscal 2007 will account for approximately 48% of the Company's capital spending, as compared to 16% in fiscal 2006.

    The Company recorded a non-cash charge during the third quarter of 2007 of $8 million for impairments pursuant to Statement of Financial Accounting Standards No. 144 "Accounting for Impairment or Disposal of Long-Lived Assets," of which $5.1 million related to the write-down of two 2,000 horsepower drilling rigs and related components to their estimated fair market value. The remaining $2.9 million impairment related to producing properties in West Texas.

    Operationally, the Company reported that it was currently fishing for a downhole motor in the wellbore of the Big Bill Simpson No. 1, a Bossier wildcat test in Leon County, Texas. Once the motor is removed from the wellbore, the Company plans to continue with completion operations. To date, the Company has incurred approximately $10.7 million of drilling and completion costs, net to its 70% working interest.

    The Company is currently waiting on a rig to begin completion operations on the Margarita No. 1 in Robertson County, Texas in the upper Bossier formation. As previously announced, the targeted middle Bossier formation was not productive in this well. To date, the Company has incurred $11.9 million in drilling costs, net of $2.6 million of costs which were charged to expense in the third quarter related to the abandonment of the middle Bossier formation. The Company owns 100% of the working interest in this well.

    The Company is continuing to negotiate with prospective buyers for the sale of some or all of its assets in South Louisiana. If no acceptable offers are received, the Company plans to retain the assets and continue selling the related production in the ordinary course of business.

    The Company will host a conference call to discuss these results and other forward-looking items today, November 7th at 12:00 p.m. CT (1:00 p.m. ET). The dial-in conference number is: 800-901-5213, passcode 59844895. The replay will be available for one week at 888-286-8010, passcode 82383961.

    To access the conference call via Internet webcast, please go to the Investor Relations section of the Company's website at www.claytonwilliams.com and click on "Live Webcast." Following the live webcast, the call will be archived for a period of 90 days on the Company's website.

    Clayton Williams Energy, Inc. is an independent energy company located in Midland, Texas.

    Except for historical information, statements made in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management's assumptions and the Company's future performance are subject to a wide range of business risks and uncertainties, and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from expectations, volatility of oil and gas prices, the need to develop and replace reserves, the substantial capital expenditures required to fund operations, exploration risks, uncertainties about estimates of reserves, competition, government regulation, costs and results of drilling new projects, and mechanical and other inherent risks associated with oil and gas production. These risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

           TABLES AND SUPPLEMENTAL INFORMATION FOLLOW . . .


                    CLAYTON WILLIAMS ENERGY, INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS
                             (Unaudited)
                   (In thousands, except per share)

                                Three Months Ended  Nine Months Ended
                                  September 30,       September 30,
                                ------------------ -------------------
                                  2007      2006     2007      2006
                                --------- -------- --------- ---------
REVENUES
  Oil and gas sales              $84,639  $61,519  $220,712  $188,143
  Natural gas services             2,268    2,905     7,831     8,890
  Drilling rig services           14,806    1,801    37,451     2,175
  Gain on sales of assets            126      164       910       916
                                --------- -------- --------- ---------
    Total revenues               101,839   66,389   266,904   200,124
                                --------- -------- --------- ---------

COSTS AND EXPENSES
  Production                      20,851   16,467    55,969    47,363
  Exploration:
    Abandonments and impairments  18,802   19,650    53,426    35,822
    Seismic and other              1,236    3,678     3,706     9,366
  Natural gas services             2,121    2,730     7,438     7,820
  Drilling rig services            9,075    1,157    22,514     1,373
  Depreciation, depletion and
   amortization                   23,018   17,686    56,736    48,378
  Impairment of property and
   equipment                       7,979   12,914     9,023    12,914
  Accretion of abandonment
   obligations                       627      428     1,864     1,224
  General and administrative       4,289    3,086    13,124    11,405
  Loss on sales of assets             92       69     9,415        82
                                --------- -------- --------- ---------
    Total costs and expenses      88,090   77,865   233,215   175,747
                                --------- -------- --------- ---------
    Operating income (loss)       13,749  (11,476)   33,689    24,377
                                --------- -------- --------- ---------

OTHER INCOME (EXPENSE)
  Interest expense                (8,448)  (5,328)  (24,063)  (14,628)
  Gain (loss) on derivatives      (2,284)  26,734   (13,023)   25,407
  Other                              366   (1,583)    4,693      (515)
                                --------- -------- --------- ---------
    Total other income (expense) (10,366)  19,823   (32,393)   10,264
                                --------- -------- --------- ---------

Income before income taxes         3,383    8,347     1,296    34,641

Income tax expense                (1,173)  (2,842)     (450)   (7,754)

Minority interest, net of tax     (1,224)    (156)   (3,360)     (196)

                                --------- -------- --------- ---------
NET INCOME (LOSS)                   $986   $5,349   $(2,514)  $26,691
                                ========= ======== ========= =========


Net income (loss) per common
 share:
  Basic                            $0.09    $0.49    $(0.22)    $2.46
                                ========= ======== ========= =========
  Diluted                          $0.09    $0.48    $(0.22)    $2.38
                                ========= ======== ========= =========

Weighted average common shares
 outstanding:
  Basic                           11,352   10,850    11,286    10,847
                                ========= ======== ========= =========
  Diluted                         11,521   11,205    11,286    11,220
                                ========= ======== ========= =========


                    CLAYTON WILLIAMS ENERGY, INC.
                     CONSOLIDATED BALANCE SHEETS
                             (Unaudited)
                            (In thousands)

                                ASSETS
                                            September 30, December 31,
                                                2007          2006
                                            ------------- ------------

CURRENT ASSETS
 Cash and cash equivalents                        $9,522      $13,840
 Accounts receivable:
    Oil and gas sales, net                        37,691       23,398
    Joint interest and other, net                 20,219       17,810
    Affiliates                                       823        2,436
 Inventory                                        15,578       40,392
 Deferred income taxes                               505          505
 Fair value of derivatives                         4,872       23,729
 Assets held for sale                             25,484            -
 Prepaids and other                                6,829        3,888
                                            ------------- ------------
                                                 121,523      125,998
                                            ------------- ------------
PROPERTY AND EQUIPMENT
 Oil and gas properties, successful efforts
  method                                       1,342,377    1,226,761
 Natural gas gathering and processing
  systems                                         18,140       18,068
 Contract drilling equipment                      88,742       66,418
 Other                                            16,919       15,848
                                            ------------- ------------
                                               1,466,178    1,327,095
 Less accumulated depreciation, depletion
  and amortization                              (738,146)    (682,286)
                                            ------------- ------------
    Property and equipment, net                  728,032      644,809
                                            ------------- ------------

OTHER ASSETS
 Debt issue costs                                  7,312        8,104
 Fair value of derivatives                            51        1,785
 Other                                             6,483       14,737
                                            ------------- ------------
                                                  13,846       24,626
                                            ------------- ------------

                                                $863,401     $795,433
                                            ============= ============

                 LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
 Accounts payable:
    Trade                                        $82,435      $75,815
    Oil and gas sales                             26,969       14,222
    Affiliates                                     2,218        1,407
 Current maturities of long-term debt             24,375       17,397
 Fair value of derivatives                        41,205       29,722
 Accrued liabilities and other                     5,299       10,503
                                            ------------- ------------
                                                 182,501      149,066
                                            ------------- ------------

NON-CURRENT LIABILITIES
 Long-term debt                                  457,063      413,876
 Deferred income taxes                            35,274       36,409
 Fair value of derivatives                         4,370       21,281
 Other                                            35,647       29,821
                                            ------------- ------------
                                                 532,354      501,387
                                            ------------- ------------

STOCKHOLDERS' EQUITY:
 Preferred stock, par value $.10 per share             -            -
 Common stock, par value $.10 per share            1,135        1,115
 Additional paid-in capital                      120,025      113,965
 Retained earnings                                27,386       29,900
                                            ------------- ------------
                                                 148,546      144,980
                                            ------------- ------------

                                                $863,401     $795,433
                                            ============= ============


                    CLAYTON WILLIAMS ENERGY, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Unaudited)
                            (In thousands)


                                Three Months Ended  Nine Months Ended
                                  September 30,       September 30,
                                ------------------ -------------------
                                  2007      2006     2007      2006
                                --------- -------- --------- ---------


CASH FLOWS FROM OPERATING
 ACTIVITIES
  Net income (loss)                 $986   $5,349   $(2,514)  $26,691
  Adjustments to reconcile net
   income (loss) to cash
   provided by operating
   activities:
     Depreciation, depletion and
      amortization                23,018   17,686    56,736    48,378
     Impairment of proved
      properties                   7,979   12,914     9,023    12,914
     Exploration costs            18,802   19,650    53,426    35,822
     (Gain) loss on sales of
      assets, net                    (34)     (95)    8,505      (834)
     Deferred income taxes         1,173    2,842       450     7,754
     Non-cash employee
      compensation                   500      500     1,610     1,651
     Unrealized (gain) loss on
      derivatives                  3,927  (28,401)   15,163   (42,684)
     Settlements on derivatives
      with financing elements      6,945    7,803    18,950    23,311
     Amortization of debt issue
      costs                          328      287       953     1,022
     Accretion of abandonment
      obligations                    627      428     1,864     1,224
     Minority interest, net of
      tax                          1,224      156     3,360       196

  Changes in operating working
   capital:
     Accounts receivable          (4,432)      30   (15,089)      116
     Accounts payable             16,881    2,930    15,876     3,073
     Other                        (5,549)  (2,645)   (6,002)   (2,152)
                                --------- -------- --------- ---------
       Net cash provided by
        operating activities      72,375   39,434   162,311   116,482
                                --------- -------- --------- ---------

CASH FLOWS FROM INVESTING
 ACTIVITIES
   Additions to property and
    equipment                    (59,677) (53,749) (180,112) (188,606)
   Additions to equipment of
    Larclay JV                    (3,988) (14,519)  (27,403)  (46,126)
   Proceeds from sales of assets      51      399     1,653     1,083
   Change in equipment inventory   4,430    2,740    16,265     1,039
   Other                          (5,948)   1,811   (14,217)    2,626
                                --------- -------- --------- ---------
       Net cash used in
        investing activities     (65,132) (63,318) (203,814) (229,984)
                                --------- -------- --------- ---------

CASH FLOWS FROM FINANCING
 ACTIVITIES
   Proceeds from long-term debt    7,500   14,000    48,000    93,700
   Proceeds from long-term debt
    of Larclay JV                      -    9,564     8,727    45,761
   Repayments of long-term debt        -        -         -       (12)
   Repayments of long-term debt
    of Larclay JV                 (6,562)       -    (6,562)        -
   Proceeds from sale of common
    stock                              -        -     5,970       175
   Settlements on derivatives
    with financing elements       (6,945)  (7,803)  (18,950)  (23,311)
                                --------- -------- --------- ---------
       Net cash provided by
        (used in) financing
        activities                (6,007)  15,761    37,185   116,313
                                --------- -------- --------- ---------

NET INCREASE (DECREASE) IN CASH
 AND CASH EQUIVALENTS              1,236   (8,123)   (4,318)    2,811

CASH AND CASH EQUIVALENTS
   Beginning of period             8,286   16,869    13,840     5,935

                                --------- -------- --------- ---------
   End of period                  $9,522   $8,746    $9,522    $8,746
                                ========= ======== ========= =========


                    Clayton Williams Energy, Inc.
                  Summary Production and Price Data
                             (Unaudited)


                                 Three Months Ended Nine Months Ended
                                   September 30,      September 30,
                                 ------------------ ------------------
                                   2007      2006     2007     2006
                                 --------- -------- -------- ---------

 Average Daily Production:
  Natural Gas (Mcf):
   Permian Basin                   15,469   13,804   14,861    14,455
   Louisiana                       37,523   15,059   30,884    13,339
   Austin Chalk (Trend)             2,176    2,102    2,211     2,704
   Cotton Valley Reef Complex       6,811    9,083    7,383    10,073
   Other                              521      582      441       517
                                 --------- -------- -------- ---------
         Total                     62,500   40,630   55,780    41,088
                                 ========= ======== ======== =========

  Oil (Bbls):
   Permian Basin                    3,291    3,102    3,174     3,196
   Louisiana                        1,357      899    1,350       975
   Austin Chalk (Trend)             1,589    1,719    1,628     1,789
   Other                               89       63       82        55
                                 --------- -------- -------- ---------
         Total                      6,326    5,783    6,234     6,015
                                 ========= ======== ======== =========

  Natural gas liquids (Bbls):
   Permian Basin                      200      230      207       238
   Austin Chalk (Trend)               229      260      250       271
   Other                              201       64      133        44
                                 --------- -------- -------- ---------
         Total                        630      554      590       553
                                 ========= ======== ======== =========



 Total Production:
  Natural Gas (MMcf)                5,750    3,738   15,228    11,217
  Oil (MBbls)                         582      532    1,702     1,642
  Natural gas liquids (MBbls)          58       51      161       151
                                 --------- -------- -------- ---------
  Gas Equivalents (MMcfe)           9,590    7,236   26,406    21,975


 Average Realized Prices (a):
  Gas ($/Mcf):                      $6.77    $6.26    $6.96     $6.74
                                 ========= ======== ======== =========
  Oil ($/Bbl):                     $72.10   $67.27   $63.56    $64.70
                                 ========= ======== ======== =========
  Natural gas liquids ($/Bbl)      $45.64   $43.79   $41.12    $40.15
                                 ========= ======== ======== =========

 Gains (Losses) on settled
  derivative contracts (a):
  ($ in thousands, except per
   unit)
    Gas:
     Net realized gain             $4,802   $5,543   $9,784    $2,478
     Per unit produced ($/Mcf)      $0.84    $1.48    $0.64     $0.22

    Oil:
     Net realized loss            $(3,180) $(7,328) $(7,710) $(19,923)
     Per unit produced ($/Bbl)     $(5.46) $(13.77)  $(4.53)  $(12.13)


                    Clayton Williams Energy, Inc.
                   Summary of Capital Expenditures
                             (Unaudited)


                                     Actual      Planned
                                  Expenditures Expenditures Year 2007
                                  Nine Months  Year Ending  Percentage
                                   9/30/2007    12/31/2007   of Total
                                  ------------ ------------ ----------
                                       (In thousands)

North Louisiana                        $60,700      $81,200        32%
South Louisiana                         61,900       64,800        26%
East Texas Bossier                      27,200       39,900        16%
Permian Basin                           21,700       35,000        14%
Austin Chalk (Trend)                     8,000       22,900         9%
Utah/California                          4,200        7,000         3%
Other                                      600          600          0
                                  ------------ ------------ ----------
                                      $184,300     $251,400       100%
                                  ============ ============ ==========


                    CLAYTON WILLIAMS ENERGY, INC.
             Notes to tables and supplemental information


(a) Hedging gains (losses) are only included in the determination of the Company's average realized prices if the underlying derivative contracts are designated as cash flow hedges under applicable accounting standards. The Company did not designate any of its 2007 or 2006 derivative contracts as cash flow hedges. This means that the Company's derivatives for 2007 and 2006 have been marked-to-market through its statement of operations as other income/expense instead of through accumulated other comprehensive income on the Company's balance sheet. This also means that all realized gains/losses on these derivatives are reported in other income/loss instead of as a component of oil and gas sales.

Certain reclassifications of prior period financial statement amounts have been made to conform to current period presentations.


    CONTACT: Clayton Williams Energy, Inc., Midland
             Patti Hollums, 432-688-3419
             Director of Investor Relations
             or
             Mel G. Riggs, 432-688-3431
             Chief Financial Officer

             cwei@claytonwilliams.com
             www.claytonwilliams.com